China Education Alliance, Inc. Announces Record Third Quarter 2010 Financial Results

HARBIN, China, Nov. 9, 2010 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU) today announced strong financial results for the three and nine months ended September 30, 2010. The Company will host a conference call Tuesday, November 9, 2010, at 10:00 a.m. EST to discuss these results.

Financial Highlights for the Three Months Ended September 30, 2010

•	Total revenue increased 40.5% year-over-year to $14.4 million

•	Gross profit rose 45.7% to $12 million; gross margin increased 290 basis points to 83.3%

•	Net income increased 26% year-over-year to $5.3 million; fully diluted EPS was $0.17

"We achieved strong growth in our online education and training center businesses. This acceleration in our organic revenue growth led to further margin expansion, signifying the high profitability of incremental revenues in our business model," stated Xiqun Yu, Chief Executive Officer of China Education Alliance, Inc. "Today our operations are centered within the four northeast provinces of China where there are an estimated 10 million students, aged 6 to 18. Of those students, we are currently providing our education services to approximately 500,000 to 600,000, or 5% of the addressable market. Going forward, we expect our growth initiative will enable us to penetrate this market and gain additional market share, and for this year, we remain confident in achieving our target of 30 percent revenue growth."

Summary Financials for Three Months ended September 30, 2010:

Third Quarter 2010 Results (USD) (unaudited)

three months ended September 30,	Q3 2010	Q3 2009	CHANGE

Sales	$14.4 million	$10.2 million	+40.5%

Gross Profit	$12.0 million	$8.2 million	+45.7%

Net Income	$5.3 million	$4.2 million	+25.8%

Fully diluted EPS	$0.17	$0.16	+6.3%

Financial results for the three months ended September 30, 2010

China Education Alliance reported total revenue of $14.4 million for the third quarter ended September 30, 2010, an increase of 40.5% compared to $10.2 million for the third quarter of 2009. The Company's online education business generated 60% of its total revenue in the third quarter of 2010 compared to 56.4% for the same prior-year period. The training center division of the business generated 36.3% of total revenue in the third quarter of 2010 compared to 37.7% for the same prior-year period. Other business, including advertising, generated the remaining 3.7% of total revenue in the third quarter of 2010, compared to 5.9% for the same prior-year period.

Third Quarter 2010 Revenue Breakdown By Business Unit  (USD in thousands)
(unaudited)

three months ended September 30,	2010	2009	CHANGE

Online Education % of Sales	$8.6 million 60.0%	$5.8 million 56.4%	+49.6%

Training Centers % of Sales	$5.2 million 36.3%	$3.9 million 37.7%	+35.6%

Other Revenue % of Sales	$0.5 million 3.7%	$0.6 million 5.9%	-14.0%

Total Sales	$14.4 million	$10.2 million	+40.5%

Online education revenue totaled $8.6 million for the third quarter of 2010, an increase of 49.6% compared to $5.8 million for the third quarter of 2009. Training center revenue in the third quarter of 2010 totaled $5.2 million, up 35.6% from $3.9 million in the third quarter last year. Other revenue, including advertising, was approximately $0.52 million for the third quarter of 2010, a decrease of 14.0% from $0.61 million in the third quarter last year.

Total cost of sales was $2.4 million for the third quarter of 2010 compared to $2.0 million for the same period in 2009. Gross profit increased 45.7% to $12 million in the third quarter of 2010. Gross margin was 83.3% for the third quarter of 2010, compared to 80.4% for the same quarter a year ago. Third quarter 2010 gross margins were 85.1%, 79.3%, and 93% for online education, training center, and other, respectively.

Selling expenses increased 68.3% to approximately $5.2 million for the third quarter of 2010, compared to $3.1 million in the third quarter of 2009, which include media advertising, outdoor advertising ,agent fees and commissions associated with sales of our exam prep debit cards and enrollment of onsite training centers. A major part of the selling expenses were the 10-20% sales commission associated with sales of our exam prep debit cards. General and administrative ("G&A") expenses were approximately $0.78 million for the third quarter of 2010, compared to $0.43 million in the third quarter of 2009. The G&A increase was due to refurbishment of our Harbin office, the expenses from the newly acquired New Xifan, and  the activities from U.S. company.  As a percentage of revenue, selling expenses totaled 36% of the total revenue in the third quarter 2010 compared to 30% for the same period one year prior. G&A expenses totaled 5.4% of total revenue in the third quarter 2010 compared to 4.2% for the same period of last year.

Operating income for the third quarter of 2010 increased 30% to $5.8 million compared to $4.4 million in the same period a year ago. Operating income margin was 40% in the third quarter of 2010 compared to 43% in the third quarter of 2009.

Net income for the third quarter of 2010 was $5.3 million, an increase of 25.8% compared to net income of $4.2 million for the third quarter of 2009. Diluted earnings per share were $0.17 based on 31.3 million shares outstanding for the third quarter of 2010, compared to $0.16 per diluted share based on 25.6 million shares outstanding for the same period one year prior.

Summary Financials for nine months ended September 30, 2010:

Year-to-date 2010 Results (USD) (unaudited)

Nine months ended September 30,	2010	2009	CHANGE

Sales	$33.8 million	$26.6 million	+27.5%

Gross Profit	$27.9 million	$20.8 million	+33.8%

Net Income	$13.2 million	$10.7 million	+22.9%

Fully diluted EPS	$0.42	$0.44	-4.5%

Financial results for the nine months ended September 30, 2010

Revenue for the nine months ended September 30, 2010 was $33.9 million, an increase of 27.5% compared to $26.6 million for the same nine-month period in 2009. Online education revenue increased 32.2% compared to $16.1 million due to increase in the sale of debit cards for students downloading our online exam prep material. Training center revenue was $11 million, an increase of 31% due to increase in our IT center, compared to $8.4 million in the year-ago period.

Year-to-date 2010 Revenue Breakdown By Business Unit  (USD in thousands) (unaudited)

Nine months ended September 30,	2010	2009	CHANGE

Online Education % of Sales	$21.2 million 62.8%	$16.1 million 60.5%	+32.2%

Training Centers % of Sales	$11.0 million 32.5%	$8.4 million 31.7%	+31.0%

Other Revenue % of Sales	$1.6 million 4.7%	$2.1 million 7.8%	-23.6%

Total Sales	$33.8 million	$26.6 million	+27.5%

Other revenue decreased 23.6% in the nine months ended September 30, 2010 due to a strategic shift away from advertising and network service.

Total gross profit increased 33.8% to $27.9 million for the nine months ended September 30, 2010 compared to $20.8 million for the same period one year earlier. Gross margin expanded 390 basis points year-over-year to 82.3% due to positive operating leverage from the strong sales growth.

Operating expenses were $13.4 million for the first nine months of 2010, an increase of 44.6% from the $9.3 million reported in the comparable period last year.

Net income for the nine months ended September 30, 2010 totaled $13.2 million, an increase of 22.8% compared to $10.7 million for the same period a year ago. Diluted earnings per share totaled $0.42 based on 31.6 million shares outstanding for the first nine months of 2010.

Liquidity and Capital Resources

As of September 30, 2010, China Education Alliance had approximately $77.5 million or $2.48 per share in cash. The increase was primarily due to $16.9 million of cash flows from operations during the first nine months of 2010. As of September 30, 2010 working capital totaled $81.4 million, an increase of $14.6 million or 21.9% compared to $66.7 million as of December 31, 2009. The company had no long-term debt as of September 30, 2010. Shareholders' equity was approximately $89.4 million, an increase of $14.1 million from approximately $75.3 million on December 31, 2009.

Mr. Xiqun Yu, stated, "Our strong cash flow and balance sheet provides our company with tremendous financial flexibility to invest in our future growth. While organic growth will continue to represent the largest contributor to our growth, we will accelerate the pace of new onsite tutoring facilities and acquisitions. Organically, we remain committed to providing our students the best teachers and curriculum and providing our adult students the best education platform to ensure they are marketable to employers."

Mr. Yu, continued, "We have completed construction of one new tutoring facility in Beijing and have three under construction. We plan to reach a minimum of 50 facilities over the next three years. We expect the facilities currently under construction to be completed and begin generating revenue in early 2011. We project an average cost to a new tutoring facility to be around $500,000, resulting in a 12-18 months average payback period.

In addition to constructing our own facilities, we are also aggressively evaluating several facility acquisition candidates. Our overall growth strategy will significantly enhance our product offering, expand our brand value and customer reach, which will drive revenue and earnings growth and ultimately increase shareholder value."

Conference Call and Webcast Details

The Company will host a conference call to discuss financial results for the third quarter ended September 30, 2010 on Tuesday, November 9, 2010 at 10:00 a.m. Eastern time (7:00 a.m. Pacific).

To participate in the call, please dial (877) 941-8602, or (480) 629-9811 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties may also listen via a live Internet webcast, which can be found at the Company's website at http://www.chinaeducationalliance.com.

A replay of the call will be available for two weeks from 1:00 p.m. Eastern on November 9, 2010, until 11:59 p.m. Eastern on November 23, 2010. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls. The passcode for the replay is 4382872. In addition, a recording of the call will be available via the company's website at http://www.chinaeducationalliance.com for one year.

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:
China Education Alliance, Inc.
Zack Pan, CFO
Tel: +1-405-315-9987
Email: zackpan08@edu-chn.com, zackpan08@gmail.com

HSC Global
Alan Sheinwald, Managing Director
Tel: +1-914-669-0222
Email: alan.sheinwald@hscglobal.net

-- Financial tables follow --

China Education Alliance, Inc. and Subsidiaries Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$77,525,334	$65,035,332
Accounts receivable	1,907,003	1,274,727
Prepaid expenses	2,037,100	2,692,310
Deposit	4,553,530	-
Total current assets	86,022,967	69,002,369

Property and equipment, net	6,368,955	6,589,982
Intangibles and capitalized software, net	1,359,322	737,761
Advance on acquisition	-	932,000
Long-term investment	332,976	341,686

	$94,084,220	$77,603,798

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,468,217	$1,255,991
Deferred revenues	2,183,855	1,008,884
Total current liabilities	4,652,072	2,264,875

Stockholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized,
0 and 4,502,142 issued and outstanding, respectively, aggregate
liquidation preference of 0 and $1,665,793, respectively)	-	1,867,644
Common stock ($0.001 par value, 150,000,000 shares authorized,
31,254,581 and 30,040,954 issued and outstanding, respectively)	31,255	30,041
Additional paid-in capital	39,673,169	38,231,623
Statutory reserve	3,016,143	3,016,143
Accumulated other comprehensive income	4,327,202	2,886,087
Retained earnings	43,223,014	30,044,687
Stockholders' equity - China Education Alliance, Inc. and Subsidiaries	90,270,783	76,076,225
Noncontrolling interests in subsidiaries	(838,635)	(737,302)
Total stockholders' equity	89,432,148	75,338,923

	$94,084,220	$77,603,798

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues
Online education revenues	$8,629,101	$5,768,667	$21,246,633	$16,068,783
Training center revenues	5,223,860	3,853,285	11,013,279	8,408,331
Other Revenues	524,249	609,726	1,587,128	2,077,016
Total revenue	14,377,210	10,231,678	33,847,040	26,554,130

Cost of Goods Sold
Online education costs	1,281,634	1,223,984	3,524,119	3,457,403
Training center costs	1,081,937	736,215	2,344,862	2,102,654
Other costs	36,776	48,491	114,613	173,405
Total cost of goods sold	2,400,347	2,008,690	5,983,594	5,733,462

Gross Profit
Online education gross profit	7,347,467	4,544,683	17,722,514	12,611,380
Training center gross profit	4,141,923	3,117,070	8,668,417	6,305,677
Other gross profit	487,473	561,235	1,472,515	1,903,611
Total gross profit	11,976,863	8,222,988	27,863,446	20,820,668

Operating Expenses
Selling expenses	5,182,765	3,079,340	10,902,529	7,196,522
Administrative	781,169	425,990	1,808,209	1,320,102
Depreciation and amortization	219,435	275,909	716,909	766,260
Total operating expenses	6,183,369	3,781,239	13,427,647	9,282,884

Other Income (Expense)
Other income	631	-	21,769	-
Interest income	61,384	36,085	158,919	84,624
Investment loss	(526)	(1,275)	(8,132)	(5,364)
Total other income	61,489	34,810	172,556	79,260

Net Income Before Provision for Income Tax	5,854,983	4,476,559	14,608,355	11,617,044
Provision for Income Taxes	638,216	301,980	1,531,361	977,112

Net Income	5,216,767	4,174,579	13,076,994	10,639,932
Net loss attributable to the noncontrolling interests	(41,648)	(4,139)	(101,333)	(87,792)
Net Income - attributable to CEU and Subsidiaries	$5,258,415	$4,178,718	$13,178,327	$10,727,724

Basic Earnings Per Share	$0.17	$0.18	$0.42	$0.48
Diluted Earnings Per Share	$0.17	$0.16	$0.42	$0.44

Basic Weighted Average Shares Outstanding	31,275,908	23,069,062	31,529,393	22,341,051
Diluted Weighted Average Shares Outstanding	31,339,423	25,566,705	31,633,727	24,254,521

The Components of Other Comprehensive Income
Net income	$5,258,415	$4,178,718	$13,178,327	$10,727,724
Foreign currency translation adjustment	1,271,450	274,480	1,441,115	87,754

Comprehensive Income	$6,529,865	$4,453,198	$14,619,442	$10,815,478

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities
Net Income	$13,076,994	$10,639,932
Adjustments to reconcile net income to net cash provided by
Operating activities
Depreciation and amortization	1,244,677	1,176,723
Stock based compensation	169,710	442,450
Loss on equity investment	8,710	5,132
Net change in assets and liabilities
Account receivables	(632,276)	(724,876)
Prepaid expenses and other	655,210	1,439,230
Advances to related parties	-	(62,217)
Accounts payable and accrued liabilities	1,212,226	492,655
Deferred revenue	1,174,971	21,776
Net cash provided by operating activities	16,910,222	13,430,805

Cash flows from investing activities
Purchases of property and equipment	(760,273)	(1,091,554)
Deposit on fixed asset acquisition	(4,553,530)
Acquisition of intangible asset	(884,938)	-
Net cash used in investing activities	(6,198,741)	(1,091,554)

Cash flows from financing activities
Warrants exercised	298,749	2,949,559
Options exercised	38,657	-
Net cash provided by financing activities	337,406	2,949,559

Effect of exchange rate	1,441,115	65,024

Net increase in cash	12,490,002	15,353,834

Cash and cash equivalents at beginning of period	65,035,332	23,418,098

Cash and cash equivalents at end of period	$77,525,334	$38,771,932

Supplemental disclosure of cash flow information
Taxes paid	$4,828,525	$870,797

Non-cash investing and financing activities
Conversion of preferred stock to common	$1,867,644	$1,142,500
Cancellation of WEI Acquisition	$932,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

CONTACT: At China Education Alliance, Inc., Zack Pan, CFO, +1-405-315-9987, or zackpan08@edu-chn.com or zackpan08@gmail.com; or at HSC Global, Alan Sheinwald, Managing Director, +1-914-669-0222, or alan.sheinwald@hscglobal.net